 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              June 25, 2015

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, #169 Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

On June 25, 2015, Homeland Resources Ltd. (the "Company") issued 1,500,000 shares on exercise of warrants to warrantholders who represented that they are not “US persons” as defined in Regulation S of the Securities Act and that the warrantholders were not acquiring the shares for the account or benefit of a US person.

Also on June 25, 2015, the Company issued 500,000 units (each a "Unit") at a price of CAD $0.06 per Unit to a non-U.S. person for gross proceeds of $30,000 pursuant to the provisions of Regulation S of the Securities Act.  Each Unit is comprised of one share of the Company’s common stock and one share purchase warrant (each a “Warrant”), with each Warrant entitling the holder to purchase an additional share of the Company's common stock at an exercise price of CAD $0.10 per share for a period expiring June 25, 2016.

The Company did not engage in a distribution of the Units in the United States. The subscriber represented that he is not a “US person” as defined in Regulation S of the Securities Act and that the subscriber was not acquiring the shares for the account or benefit of a US person.

The Company paid a finder’s fee of $4,500 in cash in respect of the exercise of warrants sold to investors introduced by a finder (the “Finder”).

The Company also paid a finder’s fee of $3,000 in cash in respect of the 500,000 Units sold to the subscriber introduced by the Finder.  In addition, the Company will pay the Finder an additional cash fee of 10% of the exercise price of any Warrants exercised by subscribers introduced by the Finder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
Date: June 26, 2015
	By:	/s/ David St. James
David St. James,
Secretary and Treasurer